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Exhibit 16

June 14, 2002	[Arthur Andersen Logo]

Office of the Chief Accountant Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549	Letterhead of Arthur Andersen LLP

Dear Sir/Madam:

        We have read the fourth paragraph of Item 4 included in the Form 8-K dated June 14, 2002 of Arden Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

/s/  ARTHUR ANDERSEN LLP

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Exhibit 16